                                                                     EXHIBIT 5.1



                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                  June 15, 2001



GoTo.com, Inc.
74 North Pasadena Avenue, Third Floor
Pasadena, CA  91103


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3, filed by you with the Securities and Exchange Commission (the "Commission") on June 15, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to an aggregate of 8,625,000 shares of your Common Stock (the "Shares"). The Shares consist of 2,500,000 newly issued shares to be sold by you (the "Primary Shares"), 5,000,000 outstanding shares to be sold by Bill Gross' idealab! (the "Selling Stockholder"), and an over-allotment option granted to the underwriters of the offering to purchase up to 1,125,000 shares, comprising newly issued shares to be sold by you (the "Company Overallotment Shares") and/or previously issued shares to be sold by the Selling Stockholder (the Primary Shares and the Company Overallotment Shares shall be collectively be referred to herein as the "Company Shares").

     We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sales and issuance of the Company Shares.

     It is our opinion that upon completion of the proceedings being taken or contemplated to be taken by you, and by us, as your counsel, prior to the issuance of the Company Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with the applicable securities laws of the various states where required, the Company Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.



                                      Sincerely,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON SONSINI GOODRICH & ROSATI